UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

Commission File Number 001-34584

HARBOR DIVERSIFIED, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3697002
(State of incorporation)	(I.R.S. Employer Identification No.)

W6390 Challenger Drive, Suite 203 Appleton, WI	54914-9120
(Address of principal executive offices)	(Zip Code)

(920) 749-4188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of Harbor Diversified, Inc. (the “Company”), with the assistance of the Company’s management, conducted a competitive auditor review and selection process in order to select the firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee invited several firms to participate in this process. As a result, the Audit Committee made the decision to dismiss BDO USA, LLP (“BDO”) as its independent registered public accounting firm on October 28, 2020, and informed BDO of its decision on the same date.

BDO’s audit reports on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2019 and December 31, 2018 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) BDO’s audit report contained a change in accounting principles paragraph stating that the Company has (1) changed its method of accounting for revenue from contracts with customers in 2018 due to the adoption of FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“Topic 606”), and (2) changed its method of accounting for leases in 2019 due to the adoption of FASB Accounting Standards Codification Topic 842, Leases (“Topic 842”); and (ii) BDO’s audit report for 2019 included an emphasis of matter paragraph stating that the Company has been materially impacted by the outbreak of a novel coronavirus (COVID-19), although BDO’s opinion, as expressed within the audit report, was not qualified or modified with respect to these matters.

During the Company’s two most recent fiscal years ended December 31, 2019 and December 31, 2018, respectively, and the subsequent interim period, there were no (i) “disagreements,” as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on the Company’s consolidated financial statements for the relevant year, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in internal control over financial reporting, which primarily relate to (i) the application of accounting treatment for certain complex and non-routine transactions; (ii) the adoption of new accounting standards related to Topic 606 and Topic 842; (iii) the establishment and design of processes and controls to document and monitor certain controls over financial reporting; (iv) the design of controls for user access rights related to certain information technology systems; and (v) the accounting for income taxes under FASB Accounting Standards Codification Topic 740, Income Taxes. The material weakness related to the adoption of new accounting standards related to Topic 606 and Topic 842 has been remediated.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Report”) prior to the time this Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this Report. A copy of BDO’s letter, dated October 30, 2020, in which BDO confirms that it agrees with the statements made in this Report, is attached hereto as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm

On October 28, 2020, following the competitive auditor review and selection process described above, the Audit Committee appointed Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

During the Company’s two most recent fiscal years ended December 31, 2019 and December 31, 2018, respectively, and the subsequent interim period through October 28, 2020, neither the Company nor any person on its behalf consulted with GT with respect to either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that GT concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this Report:

Exhibit Number	Description

16.1	Letter of BDO USA, LLP dated November 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR DIVERSIFIED, INC.

Date: November 3, 2020	/s/ Christine R. Deister
Christine R. Deister
Chief Executive Officer and Secretary